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                                                                    Exhibit 10.8


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                                                         INVESTMENT NUMBER 10296



                            ESCROW ACCOUNT AGREEMENT

                                      AMONG

                                 PRICESMART INC.

                                       AND

                        INTERNATIONAL FINANCE CORPORATION

                                       AND

                              THE BANK OF NEW YORK

                          DATED AS OF JANUARY 26, 2001

                           ACCOUNT NUMBER: GLA/111-565

                               SUB ACCOUNT: 293615

            SHORT TITLE OF ACCOUNT: PRICESMART/IFC CORPORATE ESCROW

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                            ESCROW ACCOUNT AGREEMENT

       ESCROW ACCOUNT AGREEMENT made as of the 26th day of January, 2001 by and between THE BANK OF NEW YORK (as agent for IFC and as secured party hereunder, the "Escrow Agent" and, as securities intermediary hereunder or in any other capacity, the "Securities Intermediary"), PRICESMART INC. ("PriceSmart"), and INTERNATIONAL FINANCE CORPORATION ("IFC").

       WHEREAS:

       (A) By a Loan Agreement dated as of January 26, 2001 (hereinafter called the "IFC Loan Agreement") by and among the PriceSmart, PSMT Trinidad/Tobago Limited, PSMT Caribe Inc. (collectively, the "Co-Borrowers") and IFC, IFC has agreed, subject to the terms and conditions therein set forth to lend to the Co-Borrowers jointly and severally the amount of twenty-two million Dollars ($22,000,000) (hereinafter called the "A Loan");

       (B) By a C Loan Agreement, dated as of January 26, 2001, by and among the Co-Borrowers and IFC (the "C Loan Agreement" and together with the IFC Loan Agreement, the "Loan Agreements"), IFC has agreed, subject to the terms and conditions therein set forth, to lend to the Co-Borrowers jointly and severally the amount of ten million Dollars ($10,000,000) (hereinafter called the "C Loan" and, together with the A Loan, the "Loans");

       (C) The Escrow Agent has received a conformed copy of the Loan Agreements; and

       (D) As an inducement for IFC to make the Loans to the Co-Borrowers, PriceSmart has agreed to establish an escrow account with the Escrow Agent, to be funded and administered in accordance with the terms hereof, and to assign, pledge and grant a security interest in such account to IFC, as provided herein.

       NOW THEREFORE, IFC, PriceSmart and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following Instructions, Security Interests and Terms and Conditions:

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                                      -2-

                                I. INSTRUCTIONS:

       1. ESCROW PROPERTY

       (a) ESTABLISHMENT OF ESCROW ACCOUNT.

       (i) PriceSmart has established with the Securities Intermediary at the Securities Intermediary's office at 101 Barclay Street, 21 West, New York, New York 10286, a special segregated account numbered GLA/111-565, Sub Account No.293615 (the "Escrow Account"). The Escrow Account shall at all times remain an account at the Securities Intermediaries' office in New York, New York.

       (ii) The Escrow Account is in the name and under the control of the Escrow Agent. All right, title and interest in and to the Escrow Account, the cash amounts on deposit from time to time in the Escrow Account, and any investments from time to time held in the Escrow Account shall vest in and be under the control of the Escrow Agent and shall be disbursed to PriceSmart only in accordance with this Agreement.

       (iii) The Escrow Agent hereby confirms that the Escrow Account has been established and agrees to operate the Escrow Account and make distributions from the Escrow Account only in accordance with the provisions of this Agreement.

       (b) MINIMUM AMOUNT. (i) PriceSmart agrees to maintain a balance of funds in the Escrow Account at all times equal to or greater than the Minimum Amount (as defined below), until such time as IFC deliver to the Escrow Agent the notice contemplated by paragraph III.18(a).

       (ii) The minimum dollar amount which PriceSmart must maintain in the Escrow Account at any time (the "Minimum Amount") shall be the lesser of (A) the amount equal to (1) two hundred thirty-four thousand three hundred seventy-five Dollars ($234,375) multiplied by (2) the amount that has been disbursed plus any amount that has been requested to be disbursed under the Loan Agreements, as computed and notified by IFC to the Escrow Agent from time to time, divided by one million Dollars ($1,000,000) or (B) seven million five hundred thousand Dollars ($7,500,000). Upon receipt by the Escrow Agent of each such notice from IFC, the Minimum Amount shall be adjusted in accordance with the aggregate amount set forth in such notice, and the new Minimum Amount shall remain in effect until the Escrow Agent receives a further such notice from IFC. The Escrow Agent shall promptly give notice of the new Minimum Amount to IFC and PriceSmart. Except in the case of manifest error, any such notice of the Minimum Amount shall be conclusive and binding upon all the parties to this Agreement for the purposes of this Agreement.

       (c) The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by the

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                                      -3-

Escrow Agent, less any property and/or funds distributed or paid in accordance with this Escrow Agreement, are collectively referred to herein as "Escrow Property."

       2. INVESTMENT OF ESCROW PROPERTY

       (a) The Escrow Agent shall invest or reinvest the Escrow Property, without distinction between principal and income, only in the following permitted investments ("Permitted Investments") as instructed in writing as provided in paragraphs (a), (b), (c) and (d) below:

       (i) readily marketable direct obligations of the United States or readily marketable obligations guaranteed by the United States or any agency thereof that mature within one hundred eighty (180) days after the date of acquisition thereof;

       (ii) commercial paper, in registered form, that matures within one hundred eighty (180) days after the date of acquisition rated at least A-1+ by Standard & Poor's Corporation ("S&P") and P-1 by Moody's Investors Service, Inc. ("Moody's"), issued by corporations organized in the United States or any state thereof, the outstanding long term senior unsubordinated indebtedness of which is then rated at least AA by S&P and Aaa by Moody's;

       (iii) time deposits that mature within one hundred eighty (180) days after the date of acquisition thereof with, including Dollar-denominated certificates of deposit issued by, the Securities Intermediary or any office located in the United States of any bank or trust company organized under the laws of the United States or any state thereof, which has capital, surplus and undivided profits aggregating at least $1,000,000,000 and the outstanding long term senior unsubordinated indebtedness of which is then rated at least AA by S&P and at least Aaa by Moody's; and

       (iv) shares in any money market mutual fund rated at least AAA by S&P or Aaa by Moody's;

PROVIDED, that such investments are either:

       (A) evidenced by negotiable instruments or certificated securities and issued in the name of the Escrow Agent or indorsed to the Escrow Agent or in blank and in each case delivered to, and held by, the Escrow Agent or any agent thereof in the State of New York;

       (B) in the form of entries in the records of the Federal Reserve Bank of New York ("Government Securities") and credited to a securities account maintained by the Securities Intermediary with the Federal Reserve Bank of New York and as to which the Securities Intermediary shall have indicated by book entry that such Government Securities have been credited to the Escrow Account;

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                                      -4-

       (C) "securities" within the meaning of Article 8 of the UCC (as defined below) as to which the Depositary Trust Company ("DTC") shall have indicated by book entry that such securities have been credited to an account with DTC of the Securities Intermediary or any affiliate thereof and the Securities Intermediary shall have indicated by book entry that such securities have been credited to the Escrow Account ("DTC Securities"); or

       (D) "uncertificated securities" within the meaning of Article 8 of the UCC (1) constituting validly issued shares not previously issued in a money market mutual fund ("Money Market Securities") and (2) as to which the Securities Intermediary has been registered as the owner on the books of the registrar and transfer agent of such money market mutual fund in its capacity as registrar and transfer agent of such money market mutual fund and as to which the Securities Intermediary shall have indicated by book entry that such Money Market Securities have been credited to the Escrow Account.

       (b) Unless IFC shall have given notice to the Escrow Agent that a Security Default has occurred and is continuing, the Escrow Agent shall invest and re-invest all funds in the Escrow Account in Permitted Investments as instructed from time to time in writing by PriceSmart.

       (c) If IFC shall have given notice to the Escrow Agent that a Security Default has occurred, and until the Escrow Agent receives notice from IFC that such Security Default no longer is continuing, the Escrow Agent shall invest and re-invest all funds in the Escrow Account in Permitted Investments only as instructed from time to time in a joint written notice from IFC.

       (d) If the Escrow Agent does not receive the instructions referred to in paragraphs (b) or (c) above from PriceSmart or IFC, as the case may be, by the close of business on the day of deposit of any funds, or the maturity of any investment, in the Escrow Account, the Escrow Agent shall invest and re-invest such funds and investments in U.S. Treasury Bills maturing not later than thirty
(30) days after the acquisition thereof until such instructions are received from PriceSmart or IFC, as the case may be.

       (e) All earnings from investments of funds in the Escrow Account shall be deposited into the Escrow Account.

       (f) The Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph III.4.

       3. DISTRIBUTION OF ESCROW PROPERTY. The Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

       (a) WITHDRAWALS. (i) Unless a Security Default has occurred and is continuing, PriceSmart may withdraw funds and investments from the Escrow Account, but only if and to the extent that the amount of the Escrow Property is greater than seven million five hundred thousand Dollars ($7,500,000) as the date of withdrawal.

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                                      -5-

       (ii) After the Escrow Agent has received notice from IFC that a Security Default has occurred, and until the Escrow Agent receives notice from IFC that such Security Default is no longer continuing, it shall not allow any withdrawals from the Escrow Account without the prior written consent of IFC.

       (b) DEFAULT. Without prejudice to the provisions of paragraph II.5, upon the occurrence and during the continuation of any Security Default, IFC may give notice to the Escrow Agent informing it of such Security Default and requiring the Escrow Agent to pay all amounts in the Escrow Account to IFC, as notified by IFC to the Escrow Agent, and thereupon the Escrow Agent shall pay such amounts as so instructed. Amounts so distributed to IFC may be applied by IFC to repayment of the Loans and payment of all other Secured Obligations (as defined in paragraph II.5), in such manner as each of them may decide in its sole discretion.

       4. ADDRESSES

       All notices, instructions and other communications contemplated hereunder shall be sent in writing to the Escrow Agent, Corporate Trust Administration, 101 Barclay Street, Global Structured Products, 21 West, New York, New York 10286, and to PriceSmart and IFC as follows:

        For PriceSmart:

               PriceSmart, Inc.
               4649 Morena Blvd.
               San Diego, CA 92117-3650

               Facsimile:    (858) 581-4707

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                                      -6-

        For IFC:

               International Finance Corporation
               2121 Pennsylvania Avenue, N.W.
               Washington, D.C. 20433
               United States of America

               Attention:  Director, Latin America and Caribbean Department

               Facsimile:  +1-202-974-4371

        With a copy (in the case of notices relating to payments) to the attention of the Senior Manager, Financial Operations Unit, at

               Facsimile:  +1-202-974-4371

       5. DISTRIBUTION OF ESCROW PROPERTY UPON TERMINATION

       Upon termination of this Escrow Agreement, the Escrow Property then held hereunder shall be distributed to PriceSmart or the parties otherwise entitled to it.

       6. COMPENSATION

       (a) PriceSmart shall pay the Escrow Agent an acceptance fee of six thousand Dollars ($6,000.00) payable upon execution of this Agreement and thereafter on each anniversary date of this Agreement.

       (b) PriceSmart shall be responsible for and shall reimburse the Escrow Agent upon demand for all expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement.

       (c) The Escrow Agent shall look solely to PriceSmart for payment of its fees and expenses hereunder.

                             II. SECURITY INTERESTS

       1. SECURITY. PriceSmart hereby assigns and pledges to the Escrow Agent, and grants to the Escrow Agent, for the benefit of IFC, as collateral security for the Co-Borrowers' obligations under the Loan Agreements and this Agreement (collectively, the "Secured Obligations"), a security interest in, all of its right, title and interest in the following (the "Collateral"):

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                                      -7-

       (a) the Escrow Account;

       (b) all moneys from time to time deposited in or paid into the Escrow Account;

       (c) all property and investments, including without limitation Permitted Investments, from time to time held in or credited to the Escrow Account, whether now owned or hereafter acquired, and all earnings thereon; and

       (d) all proceeds thereof.


       2. COVENANTS OF THE SECURITIES INTERMEDIARY; FINANCIAL ASSETS. (a) All funds or other property acquired by or deposited with the Securities Intermediary or the Escrow Agent hereunder will be credited by the Securities Intermediary to the Escrow Account, and the Securities Intermediary will indicate by book entry that such funds and property have been so credited. The parties agree that all property credited to the Escrow Account will be treated as financial assets under Article 8 of the UCC.

       (b) The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any funds or other property in the Escrow Account (each an "Entitlement Order") originated by the Escrow Agent without further consent by PriceSmart.

       (c) The Securities Intermediary will not agree with any third party that the Securities Intermediary will comply with Entitlement Orders originated by such third party.

       (d) The Securities Intermediary will promptly notify IFC and the Escrow Agent if any other person claims that it has a property interest in, or asserts a lien or encumbrance against, the Escrow Account or any property in the Escrow Account.

       (e) The Securities Intermediary and the Escrow Agent shall not have, and hereby waive, any right of the banker's lien, set-off or counterclaim in respect of any of the funds or property in the Escrow Account, and the Securities Intermediary subordinates in favor of the Escrow Agent any security interest or other lien it may have, now or in the future, against the Escrow Account or any property therein.

       3. FURTHER ASSURANCES; POWER OF ATTORNEY. PriceSmart shall, at its cost and expense, take all action and execute, deliver and file all financing statements or other documents necessary to perfect or maintain the perfection of the security interests granted in this Agreement or to enable the Escrow Agent and IFC to obtain the full benefits of this Agreement or to exercise and enforce any of their rights, powers and remedies hereunder with respect to any of the Escrow Property. PriceSmart hereby grants to IFC and the Escrow Agent the right to do all acts and things which either IFC or the Escrow Agent may deem necessary or desirable to perfect and continue the perfection of the

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                                      -8-

security interests provided by this Agreement, and PriceSmart hereby irrevocably appoints each of IFC and the Escrow Agent as its attorney-in-fact to do, jointly or separately, all acts and things necessary to accomplish the foregoing; it being understood that the Escrow Agent shall execute any financing statements or amendments thereto upon written instructions of IFC, but the Escrow Agent shall have no obligation to file any such statement or amendment.

       4. COVENANTS OF PRICESMART. (a) PriceSmart shall not assign, pledge or create or permit to exist any lien, security interest, pledge, charge, privilege or priority of any kind, in or to the Escrow Account or any funds or property at any time held therein in favor of any person or entity other than IFC or the Escrow Agent for the benefit of IFC.

       (b) PriceSmart shall, at its expense, defend the Collateral against the claims of all persons other than IFC and the Escrow Agent.

       (c) PriceSmart shall pay any taxes of any kind now or hereafter levied against the funds or property deposited or held in the Escrow Account and any earnings thereon or any other Collateral, as and when the same shall become due, and PriceSmart shall, promptly upon request, deliver to IFC and the Escrow Agent evidence of such payments.

       (d) PriceSmart shall, promptly upon request, provide to the Escrow Agent and IFC all information and evidence they may request concerning the Collateral to enable the Escrow Agent and IFC to enforce the provisions of this Agreement.

       (e) PriceSmart shall keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as IFC or the Escrow Agent may reasonably require to reflect the security interests granted under this Agreement.

       5. SECURITY DEFAULT. (a) The following events shall constitute a default under this Agreement (a "Security Default"):

       (i) an Event of Default under any of the Loan Agreements shall have occurred and be continuing;

       (ii) any representation or warranty made by PriceSmart herein shall prove false in any material respect when made;

       (iii) any failure by PriceSmart to perform or observe fully the terms of this Agreement; or

       (iv) any seizure, attachment or levy upon the Escrow Account or any of the funds or investments therein shall have occurred.

       (b) If a Security Default has occurred and is continuing, at the written direction of IFC, the Escrow Agent may exercise on behalf of IFC all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Escrow Agent may, upon written direction of IFC, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash and investments in the Escrow Account and sell the Collateral or any part thereof at such prices as it shall deem satisfactory, and apply such cash and investments and the proceeds of such sale and other cash, if any, then held by it:

       (i) FIRST, to the payment of the expenses of such sale or other realization, and all expenses, liabilities and advances incurred or made by the Escrow Agent in connection therewith;

       (ii) SECOND, to the payment of all Secured Obligations owing to IFC under the Loan Agreements that are due (by acceleration or otherwise) and unpaid, PRO RATA in accordance with the amounts then due and payable to IFC under the IFC Loan Agreement and the C Loan Agreement;

       (iii) THIRD, to the payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and

       (iv) FINALLY, to payment to PriceSmart or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

       6. UCC TERMS. Wherever used in this Agreement, unless otherwise defined herein or unless the context otherwise requires, terms defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the "UCC") shall have the same meanings when used in this Agreement.

                           III. TERMS AND CONDITIONS:

       1. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between PriceSmart and IFC or to which any of them is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any of PriceSmart or IFC or any entity acting on any of their behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

       2. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy or claim to any other entity or person whatsoever.

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                                      -10-

       3. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably chosen by it deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal form or effect.

       4. (a) The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from PriceSmart or IFC which such party is entitled to deliver hereunder, (ii) for any consequential, punitive or special damages, or (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians appointed with due care.

       (b) As security for the due and punctual performance of any and all of PriceSmart's obligations to the Escrow Agent hereunder, now or hereafter arising, PriceSmart hereby pledges, assigns and grants to the Escrow Agent a continuing second priority security interest in, and a second priority lien on, the Escrow Property and all Distributions thereon or additions thereto (whether such additions are the result of deposits by PriceSmart or the investment of Escrow Property). The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against PriceSmart and all third parties in accordance with the terms of this Escrow Agreement; PROVIDED, that, notwithstanding any other provision of this Agreement, such pledge, assignment and security interest (i) shall at all times be second in priority to the security interest granted to the Escrow Agent for the benefit of IFC hereunder and subordinate to the rights to IFC hereunder and (ii) shall not be enforced if enforcement thereof would cause the balance of the Escrow Property in the Escrow Account to be less than the Minimum Amount or at any time that a Security Default shall have occurred and be continuing.

       (c) The Escrow Agent may consult with legal counsel at the reasonable expense of PriceSmart as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

       (d) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision

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                                      -11-

of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

       5. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder except as specifically provided in paragraph III.6 below, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

       6. (a) Not later than ten (10) days following the end of each calendar month, and from time to time upon request, the Escrow Agent shall provide to IFC and PriceSmart:

       (i) a statement of the amounts on deposit and the Permitted Investments held in the Escrow Account as of the end of the most recent calendar month;

       (ii) a statement of the current Minimum Amount;

       (iii) a statement of all transfers into and withdrawals from the Escrow Account during such month; and

       (iv) a statement of purchases and sales of Permitted Investments, and the receipt, application or existence of any income, dividends or capital gains with respect thereto, during such month.

       (b) The value of each Permitted Investment shall be determined as follows:

       (i) if such Permitted Investment is of the type defined in clause (i) of the definition of Permitted Investments, it shall be valued at the average of the closing bid and asked prices for the Business Day immediately prior to such valuation as set forth in THE WALL STREET JOURNAL (or if unavailable in THE WALL STREET JOURNAL for whatever reason, as set forth in any other recognized financial publication selected by the Escrow Agent in its discretion);

       (ii) if such Permitted Investment is of the type defined in clause (ii) of the definition of Permitted Investments, it shall be valued at cost plus accrued discount or accrued interest, as the case may be, through and including the date of such valuation; and

       (iii) if such Permitted Investment is of the type defined in clause (iii) or (iv) of the definition of Permitted Investments, it shall be valued at cost.

       7. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description herein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

       8. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to the Escrow Agent, PriceSmart or IFC). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent's Corporate Trust Department. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by PriceSmart or IFC or by a person or persons authorized by PriceSmart or IFC. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

       9. PriceSmart shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Escrow Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part); PROVIDED, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

       10. (a) IFC may remove the Escrow Agent or the Securities Intermediary at any time by giving to the Escrow Agent thirty (30) calendar days' prior notice in writing signed by IFC. The Escrow Agent or Securities Intermediary may resign at any time by giving to PriceSmart and IFC thirty (30) calendar days' prior written notice thereof. Such removal or resignation shall be effective from the date specified in the relevant notice; PROVIDED, that such removal or resignation, as the case may be, shall not become effective until a Successor Escrow Agent or Successor Securities Intermediary (each as defined below) shall have succeeded to the rights and obligations of the Escrow Agent or Securities Intermediary, as the case may be, hereunder pursuant to subsection (b) below and, in the case of the resignation or removal of the Securities Intermediary, a new special segregated escrow account (a "Successor Escrow Account"), satisfactory to IFC, shall have been established with the Successor Securities Intermediary and the funds and investments in the Escrow Account shall have been transferred to the Successor Escrow Account.

       (b) If the position of the Escrow Agent or the Securities Intermediary shall become vacant for any reason, IFC shall have the right to appoint, upon consultation with

PriceSmart, a successor to its rights and duties hereunder (a "Successor Escrow Agent" or a "Successor Securities Intermediary," as the case may be), which shall be a commercial bank or trust company, located in New York, New York, organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. If no Successor Escrow Agent or Successor Escrow Intermediary shall have been so appointed by IFC, and shall have accepted such appointment, within one hundred twenty (120) days after the resigning Escrow Agent or Securities Intermediary gives notice of resignation, then the resigning Escrow Agent or Securities Intermediary may, on behalf of IFC, appoint a Successor Escrow Agent or Successor Securities Intermediary that complies with the criteria set forth in the preceding sentence. Upon the acceptance by the Successor Escrow Agent or Successor Securities Intermediary of its appointment hereunder, such Successor Escrow Agent or Successor Securities Intermediary shall thereupon succeed to, become vested with and assume all the rights, duties and obligations of the retiring Escrow Agent or Securities Intermediary, whether arising before or after the acceptance by the Successor Escrow Agent or Successor Securities Intermediary of such appointment, and all references herein to the Escrow Agent, Securities Intermediary or Escrow Account, as the case may be, shall thereafter apply to the Successor Escrow Agent, Successor Securities Intermediary, or Successor Escrow Account, and the retiring Escrow Agent or Securities Intermediary shall be discharged from its duties and obligations hereunder.

       11. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by IFC, which eliminates such ambiguity or uncertainty.

       12. (a) This Agreement shall be governed by and interpreted, construed, enforced and administered in accordance with the laws of the State of New York. PriceSmart hereby submits to the personal jurisdiction of, and agrees that all proceedings relating hereto shall be brought in, courts located within the City and State of New York or elsewhere as the Escrow Agent may select. PriceSmart hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. To the extent that in any jurisdiction PriceSmart may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, PriceSmart hereby irrevocably agrees not to claim, and hereby waives, such immunity. PriceSmart waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

       (b) PriceSmart hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its authorized agent to receive for and on its behalf service of summons or other legal process in any action or proceeding in New York, New York, United States of America. PriceSmart agrees that the failure of such agent to give notice to PriceSmart of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. PriceSmart further waives personal service of process by certified or registered airmail, postage prepaid, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten
(10) calendar days after the same is so mailed.

       13. Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

       14. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

       15. (a) IFC hereby represents and warrants (i) that this Escrow Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Escrow Agreement by it do not and will not violate any applicable law or regulation.

       (b) PriceSmart represents and warrants to IFC and the Escrow Agent as follows:

       (i) PriceSmart is a corporation duly organized and validly existing under the laws of the State of Delaware and has the requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

       (ii) The execution and delivery by PriceSmart of this Agreement and the performance by PriceSmart of its obligations hereunder have been duly authorized by all necessary corporate action, will not violate any provision of its organizational documents or any agreement to which it is a party or by which it is bound, and this Agreement is the legal, valid and binding obligation of PriceSmart, enforceable against PriceSmart in accordance with its terms.

       (iii) PriceSmart has the right to assign, pledge and grant a first priority security interest in the Collateral to the Escrow Agent for the benefit of IFC.

       (iv) PriceSmart has rights in, and good and marketable title to, all of the existing Collateral, free and clear of any liens or encumbrances other than the security interests granted in this Agreement and as otherwise permitted under the Loan Agreements.

       (v) Price Smart has not performed any acts which might prevent IFC or the Escrow Agent from enforcing any of the terms of this Agreement or which will limit IFC or the Escrow Agent in any such enforcement.

       (vi) This Agreement creates a valid security interest in the Collateral as security for the Secured Obligations; PROVIDED, that with respect to any item of Collateral in which PriceSmart has no present rights, such security interest will be created when PriceSmart acquires such rights.

       (vii) No action, including, but not limited to, any recording, filing, registration, giving of notice or other similar action, other than the execution and delivery of this Agreement is necessary to perfect the rights of the Escrow Agent for the benefit of IFC in and to the Collateral, except that a security interest in the Collateral consisting of Permitted Investments may be perfected only when:

       (A) in the case of Permitted Investments evidenced by instruments or certificated securities, the Escrow Agent takes possession of the instruments or certificated securities, and the instruments or certificated securities are indorsed to the Escrow Agent or in blank;

       (B) in the case of Government Securities, when the Federal Reserve Bank of New York makes an appropriate entry in its records crediting such Government Securities to an account of the Securities Intermediary, and the Securities Intermediary indicates by book entry that such Government Securities have been credited to the Escrow Account;

       (C) in the case of DTC Securities, when DTC indicates by book entry that such DTC Securities have been credited to an account with DTC of the Securities Intermediary, and the Securities Intermediary indicates by book entry that such DTC Securities have been credited to the Escrow Account; or

       (D) in the case of Money Market Securities, the Escrow Agent has been registered as the owner thereof or when the Securities Intermediary has been registered as the owner thereof and the Securities Intermediary has indicated by book entry that such Money Market Securities have been credited to the Escrow Account.

       (viii) The rights of the Escrow Agent for the benefit of IFC in the Collateral are and will remain prior to the rights of all other persons other than as permitted under the Loan Agreements.

       (ix) Under applicable law, each payment or distribution of funds or investments in the Escrow Account required to be made by the Escrow Agent hereunder may be made by the Escrow Agent free and clear of, and without deduction or withholding for or on account of, taxes.

       (c) The Securities Intermediary and the Escrow Agent represent and warrant to IFC as follows:

       (i) The Escrow Account is a "securities account" within the meaning of
Section 8-501(a) of the UCC, established and maintained pursuant to an agreement that is stated to be governed by the law of the State of New York, with respect to which the Escrow Agent is the "entitlement holder" within the meaning of
Section 8-102(a)(7) of the UCC.

       (ii) The Securities Intermediary is a "securities intermediary" within the meaning of Section 8-102(a)(14) of the UCC.

       (iii) The responsible officers within the Corporate Trust Administration have not received notice of any lien, encumbrance or other claim to the Collateral, except for those created under this Agreement.

       (iv) The Securities Intermediary has not agreed to comply with entitlement orders originated by any party other than IFC or the Escrow Agent.

       16. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

       17. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

       18. (a) Upon the earlier of the indefeasible payment in full of all Secured Obligations or the Project Financial Completion Date (as defined in the IFC Loan Agreement), IFC shall so notify the Escrow Agent and PriceSmart and, upon receipt by PriceSmart and the Escrow Agent of such notices, the security interests granted hereunder in Part II to the Escrow Agent for the benefit of IFC shall terminate and all rights to the Collateral granted thereby shall revert to PriceSmart. Upon any such termination of such security interests or release of Collateral to PriceSmart in accordance with the provisions of this Agreement, the Escrow Agent will, at the expense of PriceSmart, execute and deliver to PriceSmart such documents as PriceSmart shall reasonably request and provide to it to evidence the termination of the security interests or the release of such Collateral, as the case may be.

       (b) Upon any termination pursuant to paragraph (a) above of the security interests granted to the Escrow Agent for the benefit of IFC, the Escrow Agent shall distribute any remaining Escrow Property in accordance with Paragraph I.5 hereof. This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account.

       19. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York" by name or the rights, powers or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

       20. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

       21. This Escrow Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

       22. The Escrow Agent does not have any interest in the Escrow Property deposited hereunder other than or expressly set forth herein. PriceSmart shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. PriceSmart will provide the Escrow Agent upon request with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting.

       23. The provisions of paragraphs I.3, III.9 and III.22 shall survive the termination of this Escrow Agreement or the registration or removal of the Escrow Agent.

       IN WITNESS WHEREOF, each of the parties have caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                    PRICESMART, INC.


                                    By:     /s/ Gilbert A. Partida
                                       ---------------------------------------
                                    Name:   Gilbert A. Partida
                                    Title:  President

                                    INTERNATIONAL FINANCE CORPORATION


                                    By:     /s/ Mary Ellen Iskenderian
                                       ---------------------------------------
                                    Name:   Mary Ellen Iskenderian
                                    Title:  Manager
                                            Latin America & Caribbean Department

                                    THE BANK OF NEW YORK,
                                    as Escrow Agent and Securities Intermediary

                                    By:     /s/ Dee Thakker
                                       ---------------------------------------
                                    Name:   Dee Thakker
                                    Title:  Assistant Treasurer